United States
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. )

Check the appropriate box:
[X] Preliminary information statement
[_] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[_] Definitive information statement

Company Name: OCG Technology, Inc.

Payment of filing fee (check the appropriate box):
[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies: Common
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price/underlying value pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
(fee of one-fiftieth of one percent (0.0002) of the proposed aggregate value of the transaction).

[_] Fee paid previously with preliminary materials.

[_]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, schedule or registration statement no.:
(3)	Filing party:
(4)	date filed:

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OCG Technology, Inc.
56 Harrison Street
New Rochelle, NY 10801

March __, 2006

Dear Shareholder:

This Information Statement is first being furnished on or about March ____, 2006 to shareholders of record as of the close of business on March __, 2006, of the common and preferred stock of OCG Technology, Inc., a Delaware corporation, in connection with the following actions taken by written consent of holders of a majority of the outstanding shares of our common stock entitled to vote on the following proposal:

The purpose of this Information Statement is to inform the holders of record of shares of Common and Preferred Stock as of the close of business on the record date, March __, 2006, that our board of directors has recommended and that a majority of our stockholders intend to vote in favor of, resolutions to amend our Certificate of Incorporation to; (1) To increase the number of authorized shares of common stock of the Company from 50,000,000 shares to 100,000,000 shares; (2) To change the name of the corporation to “UraniumCore Company”; and (3) effect a 300 to 1 reverse split of the outstanding common stock of the company.

The details of the amendment to the Certificate of Incorporation and other important information are set forth in the accompanying Information Statement. The board of directors has unanimously approved the amendments, which is expected to become effective on or about March __, 2006.

Under Section 228 of the Delaware General Corporation Law, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, the stockholders holding a majority of the outstanding shares of common stock entitled to vote approved the foregoing amendment to the Certificate of Incorporation. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the foregoing amendment to the Certificate of Incorporation by less than unanimous written consent of the stockholders of the Company.

No action is required by you. The accompanying Information Statement is furnished only to inform you of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being mailed to you on or about March __, 2006.

By Order of the Board of Directors,

/s/Kevin A. Polis
Kevin A. Polis
President/Director

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United States
SECURITIES AND EXCHANGE COMMISSION

OCG Technology, Inc.
56 Harrison Street
New Rochelle, NY 10801

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C PROMULGATED THERETO

Contents

Introduction

1. The Proposals and the Vote
(a) Quorum, Proposals and Voting
(b) Majority Shareholder Action

2. No Time, Place or Date for Meeting of Shareholders

3. The Transaction.
(a) Federal Tax Consequence
(b) Dissenters' Rights
(c) What will happen

4. Interests of Certain Persons

5. Other and General Information
(a) Independent Public Accountants
(b) Audit Committee
(c) Annual Report

WE ARE NOT ASKING FOR A PROXY AND
SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

Introduction

This 1934 Act Registrant, OCG Technology, Inc. (“OCGT”)("we, us and our") has conducted a Majority Shareholder Action, pursuant to the Delaware Corporation Law. The laws of Delaware require that shareholders receive notice of this action. The purpose of this filing is to seek compliance with Section 14(c) of the Securities Exchange Act of 1934, in order to provide that required notice.

OCG Technology, Inc. is a Delaware Corporation. We are a full-reporting 1934 Act company, with our common stock quoted on the Over the Counter Bulletin Board (OTCBB). Information about us can be found in our June 30, 2005 Annual Report filed on Form 10-KSB. Additional information about us can be found in its public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov , or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

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1. The Proposals and the Vote.

(a) Quorum, Proposals and Voting.
Quorum Calculations	Shares	%
Total # Shares Entitled to Vote per shareholder list	1,545,591,121	100.00
50% of All Shares Entitled to Vote	772,795,560.5	50.00
Quorum required to conduct business = 50% + 1 share	772,795,561
Total Shares Present	1,475,690,000	95.4
Voting in favor of the proposal following proposals:	Shares	%
Proposal 1: To increase the number of authorized shares of common stock of the Company from 50,000,000 shares to 100,000,000 shares.	1,475,690,000	95.4
Proposal 2: To Authorize a reverse split of the corporations common stock, three hundred shares to one share;	1,475,690,000	95.4
Proposal 3: To Authorize a corporate name change to UraniumCore Company, or a substantially similar name, in the discretion of management.	1,475,690,000	95.4

(c) Majority Shareholder Action. The proposal was approved by the action of a majority of all shareholders entitled to vote on the record date. This is called Majority Shareholder Action, pursuant to the Delaware Corporate Law. The vote required for approval was 50% (of all entitled shareholders) plus one vote, a simple majority. The actual affirmative vote was 95.4% of all shares issued and outstanding. The proposal is not effective before first completion of this Section 14(c) compliance, and second, the mailing or delivery of this Information Statement.

2. No Time, Place or Date for Meeting of Shareholders.

There WILL NOT be a meeting of shareholders and none is required under Delaware General Corporation Law when an action has been approved by written consent by holders of a majority of the outstanding shares of our common stock. This information statement is first being mailed on or about March __, 2006 to the holders of Common Stock as of the.

PLEASE READ THE ENTIRE DOCUMENT. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by us can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com

You can read and copy any materials that we file with the SEC at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. A copy of any public filing is also available, at no charge, by contacting our special securities counsel, Luke C. Zouvas, at (619) 300-6971.

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3. The Transaction..

WE ARE NOT ASKING FOR A PROXY AND
SHAREHOLDERS ARE REQUESTED NOT TO SEND US A PROXY.

(a) Federal Tax Consequence. There are no tax consequences to the reverse split or name change.

(c) Dissenters' Rights. Under the Delaware law, our shareholders do not have dissenters' rights in connection with any of the actions that were approved as disclosed in this Information Statement.

(e) What will happen. Following the mailing of this notice, and the passage of time required, the corporation will: (1) increase the number of authorized shares of common stock of the Company from 50,000,000 shares to 100,000,000 shares; (2) reverse split the common stock, three hundred shares to one share, and (3) will change the corporate name to UraniumCore Company, or a substantially similar name, in the discretion of management. The reverse split does not alter the percentage ownership any shares reversed, except for the minor effect, if any, of the savings clause to protect small shareholders.

4. Interests of Certain Persons.

None.

5. Other and General Information.

(a) Independent Public Accountants. Todd Calloway cpa, Malone & Bailey P.C., 2925 Briarpark Drive, Suite 930, Houston, TX 77042 continues as the Auditor of our Financial Statements for the balance of the year 2006. There has been no change of auditors and no disagreement of any kind or sort between management and our auditors, as to any item or issue, at any time.

(b) Audit Committee. Our Audit Committee consists of our Board of Directors. As reported in our last Annual Report, the Committee reviewed and discussed our financial statements for the fiscal year ended June 30, 2005; discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and as discussed with the independent public accountants their independence.

Based on the reviews and discussions referred to above, OCG Technology, Inc. Audit Committee recommended to the board of directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB. The Audit Committee Report is provided in that Annual Report.

(c) Annual Report. Our Annual Report on Form 10-KSB, for the year ended June 30, 2005, including audited financial statements as of that date, is available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by OCG Technology, Inc. can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com

You can read and copy any materials that we file with the SEC at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; the SEC's regional offices located at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Luke C. Zouvas, at 619-300-6971.

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OCG Technology, Inc.

by

/s/Kevin A. Polis
Kevin A. Polis
President/Director

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